Of the 475,126 shares of common stock shown in Column 2 of Table I:

1) 623 shares are held directly.

2) 172,054 shares are held indirectly through the William E. Peters Living Trust, dated October 1, 1997 as amended and restated on March 28, 2003.

3) 13,196 shares represent the remaining portion of a grant of a restricted stock unit award that has restrictions that lapse at the rate of 30% of the shares on the 1st anniversary of the date of grant (which date of grant was 10/21/10), and 30% of the shares on the 2nd anniversary of the date of grant, and the remaining 40% of the shares on the 3rd anniversary of the date of grant, provided that in all instances the reporting person is an employee of, or consultant (as defined in the relevant Stock Incentive Plan) to the Company or subsidiary; provided, however, that death, disability or retirement before those stated vesting dates will not result in forfeiture of the award or specified portions of the award.

4) 98,970 shares represent the grant of a performance-based restricted stock unit award that has restrictions that lapse at varying rates based on specified performance-based criteria. Each restricted stock unit represents the right to receive one share of Common Stock at vesting. Shares are earned based on cumulative core EPS for FY11 through FY15. The award has an "overdrive" feature that provides that if cumulative core EPS for FY11 through FY13 is in excess of a specified amount the reporting person is entitled to additional shares. The number of shares listed represents the maximum number of shares that may be issued upon vesting of the award if the maximum target is met (i.e., the full "overdrive" amount). The award is also subject to vesting conditions tied to continued service; provided, however, that death, disability or retirement before those stated vesting dates will not result in forfeiture of the award or specified portions of the award.

5) 21,493 shares represent the remaining portion of a grant of a restricted stock unit award that has restrictions that lapse at the rate of 30% of the shares on the 1st anniversary of the date of grant (which date of grant was 10/20/11), and 30% of the shares on the 2nd anniversary of the date of grant, and the remaining 40% of the shares on the 3rd anniversary of the date of grant, provided that in all instances the reporting person is an employee of, or consultant (as defined in the relevant Stock Incentive Plan) to the Company or subsidiary; provided, however, that death, disability or retirement before those stated vesting dates will not result in forfeiture of the award or specified portions of the award.

6) 92,110 shares represent the grant of a performance-based restricted stock unit award that has restrictions that lapse at varying rates based on specified performance-based criteria. Each restricted stock unit represents the right to receive one share of Common Stock at vesting. Shares are earned based on cumulative core EPS for FY12 through FY16. The award has an "overdrive" feature that provides that if cumulative core EPS for FY12 through FY14 is in excess of a specified amount the reporting person is entitled to additional shares. The number of shares listed represents the maximum number of shares that may be issued upon vesting of the award if the maximum target is met (i.e., the full "overdrive" amount). The award is also subject to vesting conditions tied to continued service; provided, however, that death, disability or retirement before those stated vesting dates will not result in forfeiture of the award or specified portions of the award.

7) 25,560 shares represent the grant of a restricted stock unit award that has restrictions that lapse at the rate of 30% of the shares on the 1st anniversary of the date of grant (which date of grant was 10/16/12), and 30% of the shares on the 2nd anniversary of the date of grant, and the remaining 40% of the shares on the 3rd anniversary of the date of grant, provided that in all instances the reporting person is an employee of, or consultant (as defined in the Plan) to the Company or subsidiary; provided, however, that death, disability or for certain retirement events before those stated vesting dates will not result in forfeiture of the award or specified portions of the award.

8) 51,120 shares represent the grant of a performance-based restricted stock unit award that has restrictions that lapse at varying rates based on specified performance-based criteria. Each restricted stock unit represents the right to receive one share of Common Stock at vesting. Shares are earned based on cumulative core EPS for FY2013 through FY2017. The award is also subject to vesting conditions tied to continued service; provided, however, that death, disability or for certain retirement events before those stated vesting dates will not result in forfeiture of the award or specified portions of the award.